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                                                                       Exhibit 5


                                    May 28, 1997


The Eastwind Group, Inc.
100 Four Falls Corporate Center
Suite 305
West Conshohocken, PA  19428

     Re:       Registration Statement on Form S-8
               ----------------------------------

Dear Sir/Madam:

  Reference is made to a Registration Statement on Form S-8 of The Eastwind Group, Inc. (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

  The Registration Statement covers 2,000,000 shares of Common Stock, $.10 par value per share, of the Company (the "Shares"), of which 1,500,000 may be issued by the Company upon exercise of options granted or available for grant under the Company's Stock Option Incentive Plan and 500,000 may be issued by the Company upon exercise of options granted or available for grant under the Company's Non-employee Directors Stock Option Plan (collectively, the "Plans").

  We have examined the Registration Statement, including the exhibits thereto, the Company's Amended and Restated Certificate of Incorporation, the Company's First Amended and Restated By-laws, the Plans and such other documents as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of, and upon exercise of the options granted under, the Plans, will be validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.


                              Sincerely,

                              PEPPER, HAMILTON & SCHEETZ LLP


                              By:   /s/ Peter O. Clauss
                                  ----------------------------
                                    Peter O. Clauss, A Partner